Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

    CBEYOND REPORTS SECOND QUARTER 2011 RESULTS

Reiterates Full Year Guidance

ATLANTA (August 3, 2011) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of IT and communications services, including virtual and dedicated servers and cloud PBX, to small businesses, today announced its results for the second quarter ended June 30, 2011.

Recent financial and operating highlights include:

•	Second quarter 2011 total revenue of $120.6 million, up 7.9% over the second quarter of 2010;

•

Total adjusted EBITDA of $19.3 million in the second quarter of 2011 (which includes $1.5 million in expenses related to the Company’s Ethernet conversion) compared with $18.4 million in the second quarter of 2010, and $19.4 million in the first quarter of 2011 (see page 9 for reconciliation to net income);

•	Net loss of ($1.7) million in the second quarter of 2011, compared with a net loss of ($0.1) million in the second quarter of 2010;

•

Total customers of 59,665 in Cbeyond’s 14 Core Managed Services operating markets as of June 30, 2011, reflecting net customer additions of 1,111 in the second quarter of 2011, an increase of 11.5% in total customers year-over-year;

•

Average monthly revenue per Core Managed Services customer location (ARPU) of $660 during the second quarter of 2011, compared with $668 in the first quarter of 2011 and $708 in the second quarter of 2010;

•

Monthly customer churn of 1.3% in the second quarter of 2011 as compared with 1.4% in the second quarter of 2010 and 1.3% in the first quarter of 2011 for the Company’s Core Managed Services customers, and;

•	Cash, cash equivalents and marketable securities balance of $9.4 million at June 30, 2011, down from the balance of $17.3 million at March 31, 2011.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and six months ended June 30, 2011, include:

	For the Three Months Ended June 30,
	2010	2011	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$111,753	$120,594	$8,841	7.9%
Operating expenses	$111,605	$122,094	$10,489	9.4%
Operating income (loss)	$148	$(1,500)	$(1,648)	N/M
Net income (loss)	$(98)	$(1,676)	$(1,578)	N/M
Capital expenditures	$15,168	$19,087	$3,919	25.8%

Key Operating Metrics and Non-GAAP Financial Measures
Customers (Core Managed Services) at end of period	53,518	59,665	6,147	11.5%
Net customer additions (Core Managed Services)	1,787	1,111	(676)	(37.8%)
Average monthly churn rate (Core Managed Services)	1.4%	1.3%	(0.1%)	(7.1%)
Average monthly revenue per Core Managed Services customer	$708	$660	$(48)	(6.8%)
Adjusted EBITDA (in thousands)	$18,411	$19,341	$930	5.1%

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

	For the Six Months Ended June 30,
	2010	2011	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$222,268	$239,572	$17,304	7.8%
Operating expenses	$221,548	$242,605	$21,057	9.5%
Operating income (loss)	$720	$(3,033)	$(3,753)	N/M
Net income (loss)	$941	$(1,817)	$(2,758)	(293.1%)
Capital expenditures	$28,395	$40,049	$11,654	41.0%

Key Operating Metrics and Non-GAAP Financial Measures
Customers (Core Managed Services) at end of period	53,518	59,665	6,147	11.5%
Net customer additions (Core Managed Services)	3,315	2,693	(622)	(18.8%)
Average monthly churn rate (Core Managed Services)	1.4%	1.3%	(0.1%)	(7.1%)
Average monthly revenue per Core Managed Services customer	$714	$665	$(49)	(6.9%)
Adjusted EBITDA (in thousands)	$36,966	$38,727	$1,761	4.8%

Management Comments

“In the second quarter of 2011, we continued to make progress in the key areas of focus we outlined at the beginning of the year,” said Jim Geiger, chief executive officer of Cbeyond, Inc. “We have made investments in our future growth by strengthening our distribution channels, especially in the cloud services area, and by pursuing our ongoing Ethernet conversion initiative. Both our Core Managed Services and Cloud Services businesses demonstrated sequential revenue growth and adjusted EBITDA margins in line with our expectations.”

Geiger added, “Our Ethernet conversion initiative is an especially significant part of our strategic plan. As of June 30, 2011, we have transitioned over 12% of our customer base onto the new technology platform. The ongoing transition provides us the opportunity to improve adjusted EBITDA and free cash flow in future periods, as well as enables higher bandwidth for our customers.”

Second Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $120.6 million for the second quarter of 2011, an increase of 7.9% from the second quarter of 2010, including approximately $3.6 million of revenues generated through the Cloud Services Division, an 11.7% sequential quarterly increase. ARPU for the Core Managed Services was $660 in the second quarter of 2011, compared with $668 in the first quarter of 2011, and $708 in the second quarter of 2010. The sequential decline in ARPU in the second quarter of 2011 was at a slower pace than recent quarters, consistent with management expectations. Cbeyond believes that ongoing ARPU pressure is related to the sluggish economic environment affecting small businesses and continued competitive pressures.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 66.7% in the second quarter of 2011, compared with 66.7% in the first quarter of 2011 and 68.4% in the second quarter of 2010. The first and second quarters of 2011 included elevated transitional costs related to the Ethernet initiative currently under way as T-1 circuits are converted to Ethernet circuits.

Adjusted EBITDA and Net Loss

Total adjusted EBITDA for the second quarter of 2011 was $19.3 million, as compared with total adjusted EBITDA of $18.4 million in the second quarter of 2010. Cbeyond reported a net loss of ($1.7) million for the second quarter of 2011 compared with a net loss of ($0.1) million for the second quarter of 2010. Adjusted EBITDA and net loss were adversely affected by results from early stage Core Managed Services Emerging Markets (see Selected Quarterly Financial Data and Operating Metrics, pages 7-9).

Cash and Cash Equivalents

Cash and cash equivalents amounted to $9.4 million at the end of the second quarter of 2011, as compared with $17.3 million at the end of the first quarter of 2011. Cash and cash equivalents decreased primarily due to

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

purchases of stock made under the stock repurchase program initiated during the quarter and the prepayment of annual software maintenance from major vendors.

Capital Expenditures

Capital expenditures were $19.1 million during the second quarter of 2011, compared with $21.0 million in the first quarter of 2011 and $15.2 million in the second quarter of 2010. Capital expenditures decreased from the first quarter of 2011 primarily due to fewer purchases of customer premise equipment. Capital expenditures related to the Ethernet initiative in the second quarter of 2011 totaled $4.9 million, as compared with $8.7 million in the first quarter of 2011, and cumulative capital expenditures relating to Ethernet totaled $19.3 million as of June 30, 2011.

Business Outlook for 2011

Cbeyond reiterates the following guidance for 2011:

•	Revenue growth of 6% to 8%;

•	Adjusted EBITDA growth of 9% to 12%; and

•	Capital expenditures of $75 million to $80 million.

Share Repurchases

Cbeyond’s Board of Directors authorized up to $15.0 million in repurchases of shares of Cbeyond, Inc. common stock from time to time in open market purchases, privately negotiated transactions or otherwise. Through June 30, 2011, Cbeyond has spent $3.5 million on share repurchases.

Conference Call

Cbeyond will hold a conference call to discuss this press release Wednesday, August 3, 2011, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 59,000 small businesses throughout the United States. Serving growing entrepreneurs, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, virtual private networking and cloud services. In addition, Cbeyond’s new Cloud Services division offers virtual and dedicated services and cloud PBX to small businesses worldwide. The Cloud Services division won Microsoft’s Hosting Partner of the Year for 2009 and 2010 in connection with Microsoft’s Hyper-V virtual server product. Winning over 50 awards for product innovation, growth and providing a quality customer experience, Cbeyond continues to focus on helping small businesses succeed and grow through high-performance technology, superior services and world-class support. For more information on Cbeyond, visit www.cbeyond.net and follow Cbeyond on Twitter: www.Twitter.com/Cbeyondinc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; changes in business climate or other factors affecting our customer base; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including our access to capital markets and the impact on certain of our customers to meet their payment obligations; the timing of the initiation, progress or

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; the risk that the anticipated benefits, growth prospects and synergies expected from our acquisitions may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepted accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, or acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Revenue:
Customer revenue	$109,922	$119,039	$218,546	$236,515
Terminating access revenue	1,831	1,555	3,722	3,057

Total revenue	111,753	120,594	222,268	239,572

Operating expenses:
Cost of revenue	35,303	40,208	71,692	79,804
Selling, general and administrative	61,971	64,390	121,243	128,736
Transaction costs	—	—	—	107
Depreciation and amortization	14,331	17,496	28,613	33,958

Total operating expenses	111,605	122,094	221,548	242,605

Operating income (loss)	148	(1,500)	720	(3,033)

Other income (expense):
Interest income	1	—	1	—
Interest expense	(64)	(127)	(109)	(227)
Other income (expense), net	117	—	1,654	1,210

Total other income (expense)	54	(127)	1,546	983

Income (loss) before income taxes	202	(1,627)	2,266	(2,050)
Income tax (expense) benefit	(300)	(49)	(1,325)	233

Net income (loss)	$(98)	$(1,676)	$941	$(1,817)

Earnings per common share
Basic	$—	$(0.06)	$0.03	$(0.06)
Diluted	$—	$(0.06)	$0.03	$(0.06)
Weighted average number of common shares outstanding
Basic	29,326	29,951	29,213	29,874
Diluted	29,326	29,951	30,227	29,874

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2010	June 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$26,373	$9,426
Accounts receivable, gross	27,238	26,830
Less: Allow ance for doubtful accounts	(2,354)	(2,084)

Accounts receivable, net	24,884	24,746
Other assets	13,552	14,671

Total current assets	64,809	48,843
Property and equipment, gross	421,173	453,777
Less: Accumulated depreciation and amortization	(270,482)	(296,347)

Property and equipment, net	150,691	157,430
Other assets	42,467	41,821

Total assets	$257,967	$248,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,193	$11,159
Other current liabilities	53,184	54,490

Total current liabilities	68,377	65,649
Non-current liabilities	16,469	9,911
Stockholders’ equity
Common stock	296	298
Additional paid-in capital	299,501	304,231
Accumulated deficit	(126,676)	(131,995)

Total stockholders’ equity	173,121	172,534

Total liabilities and stockholders’ equity	$257,967	$248,094

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Jun. 30	Sept. 30	Dec. 31	Mar. 31	Jun. 30
	2010	2010	2010	2011	2011
Revenues
Core Managed Services (Established Markets)	$104,204	$104,734	$104,558	$104,733	$105,180
Core Managed Services (Emerging Markets)
Miami	3,970	4,360	4,672	5,048	5,306
Minneapolis	1,702	1,863	1,949	2,043	2,097
Greater Washington, D.C. Area	1,424	1,722	1,970	2,147	2,259
Seattle	453	769	1,232	1,645	1,953
Boston	—	8	76	162	260

Core Managed Services (Emerging Markets)	7,549	8,722	9,899	11,045	11,875

Total Core Managed Services	111,753	113,456	114,457	115,778	117,055
Cloud Services	—	—	1,791	3,234	3,612
Eliminations	—	—	(7)	(34)	(73)

Total Revenues	$111,753	$113,456	$116,241	$118,978	$120,594

Adjusted EBITDA
Core Managed Services (Established Markets)	$47,970	$47,651	$46,007	$47,029	$46,665
Core Managed Services (Emerging Markets)
Miami	(184)	(151)	263	444	471
Minneapolis	(259)	(166)	(126)	119	65
Greater Washington, D.C. Area	(1,162)	(1,008)	(708)	(316)	(238)
Seattle	(1,368)	(1,333)	(1,394)	(1,078)	(764)
Boston	(509)	(994)	(1,186)	(977)	(1,083)

Core Managed Services (Emerging Markets)	(3,482)	(3,652)	(3,151)	(1,808)	(1,549)

Total Core Managed Services	44,488	43,999	42,856	45,221	45,116
Cloud Services	—	—	569	852	616
Corporate	(26,077)	(26,039)	(25,416)	(26,687)	(26,391)

Total Adjusted EBITDA	$18,411	$17,960	$18,009	$19,386	$19,341

Adjusted EBITDA Margin (As % of Market-Level Core Managed Services Revenue)
Core Managed Services (Established Markets)	46.0%	45.5%	44.0%	44.9%	44.4%
Core Managed Services (Emerging Markets)
Miami	(4.6%)	(3.5%)	5.6%	8.8%	8.9%
Minneapolis	(15.2%)	(8.9%)	(6.5%)	5.8%	3.1%
Greater Washington, D.C. Area	(81.6%)	(58.5%)	(35.9%)	(14.7%)	(10.5%)
Seattle	N/M	(173.3%)	(113.1%)	(65.5%)	(39.1%)
Boston	N/M	N/M	N/M	N/M	N/M
Core Managed Services (Emerging Markets)	(46.1%)	(41.9%)	(31.8%)	(16.4%)	(13.0%)
Total Core Managed Services	39.8%	38.8%	37.4%	39.1%	38.5%
Adjusted EBITDA margin (As % of Cloud Services Revenue)
Cloud Services	N/M	N/M	31.8%	26.3%	17.1%
Adjusted EBITDA margin (As % of Total Revenue)
Corporate	(23.3%)	(23.0%)	(21.9%)	(22.4%)	(21.9%)
Total Adjusted EBITDA	16.5%	15.8%	15.5%	16.3%	16.0%

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011	Jun. 30 2011
Operating Income (Loss)
Core Managed Services (Established Markets)	$41,517	$41,092	$39,421	$40,550	$39,579
Core Managed Services (Emerging Markets)
Miami	(602)	(576)	(190)	(32)	(59)
Minneapolis	(518)	(431)	(401)	(156)	(228)
Greater Washington, D.C. Area	(1,519)	(1,368)	(1,104)	(698)	(651)
Seattle	(1,551)	(1,549)	(1,696)	(1,364)	(1,101)
Boston	(516)	(1,042)	(1,317)	(1,105)	(1,282)

Core Managed Services (Emerging Markets)	(4,706)	(4,966)	(4,708)	(3,355)	(3,321)

Total Core Managed Services	36,811	36,126	34,713	37,195	36,258
Cloud Services	—	—	(158)	(63)	(254)
Corporate	(36,663)	(36,897)	(37,432)	(38,665)	(37,504)

Total Operating Income (Loss)	$148	$(771)	$(2,877)	$(1,533)	$(1,500)

Capital Expenditures
Core Managed Services (Established Markets)	$3,719	$7,045	$7,144	$7,825	$7,332
Core Managed Services (Emerging Markets)
Miami	306	484	533	736	402
Minneapolis	204	253	145	136	107
Greater Washington, D.C. Area	129	233	341	240	211
Seattle	199	213	636	301	195
Boston	1,038	39	236	108	10

Core Managed Services (Emerging Markets)	1,876	1,222	1,891	1,521	925

Total Core Managed Services	5,595	8,267	9,035	9,346	8,257
Cloud Services	—	—	413	557	1,482
Corporate	9,573	7,777	8,945	11,059	9,348

Total Capital Expenditures	$15,168	$16,044	$18,393	$20,962	$19,087

Other Operating Data
Customers (Core Managed Services) (At Period End)	53,518	55,240	56,972	58,554	59,665
Net Customer Additions (Core Managed Services)	1,787	1,722	1,732	1,582	1,111
Average Monthly Churn Rate (Core Managed Services) (1)	1.4%	1.4%	1.3%	1.3%	1.3%
Average Monthly Revenue Per Core Managed Services Customer (2)	$708	$695	$680	$668	$660

(1)	Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on the Company’s network at the beginning of that month.
(2)	Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

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CBEY Reports Second Quarter 2011 Results

August 3, 2011

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Three Months Ended
	Jun. 30	Sept. 30	Dec. 31	Mar. 31	Jun. 30
	2010	2010	2010	2011	2011
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$18,411	$17,960	$18,009	$19,386	$19,341
Depreciation and amortization	(14,331)	(14,506)	(16,185)	(16,462)	(17,496)
Non-cash share-based compensation	(3,932)	(4,042)	(3,916)	(4,286)	(3,345)
Maximum ASP purchase accounting adjustment	—	—	(213)	(64)	—
Transaction costs	—	(183)	(572)	(107)	—
Interest income	1	—	1	—	—
Interest expense	(64)	(85)	(87)	(100)	(127)
Other income (expense), net	117	105	108	1,210	—
Income tax (expense) benefit	(300)	143	868	282	(49)

Net income (loss)	$(98)	$(608)	$(1,987)	$(141)	$(1,676)

	Six Months Ended Jun. 30,
	2010	2011
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$36,966	$38,727
Depreciation and amortization	(28,613)	(33,958)
Non-cash share-based compensation	(7,633)	(7,631)
Maximum ASP purchase accounting adjustment	—	(64)
Transaction costs	—	(107)
Interest income	1	—
Interest expense	(109)	(227)
Other income (expense), net	1,654	1,210
Income tax (expense) benefit	(1,325)	233

Net income (loss)	$941	$(1,817)

CBEY Reports Second Quarter 2011 Results

August 3, 2011

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Three Months Ended
	Jun. 30 2010	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011	Jun. 30 2011
Reconciliation of Core Managed Services ARPU:
Total revenue	$111,753	$113,456	$116,241	$118,978	$120,594
Cloud Services revenue	—	—	(1,791)	(3,234)	(3,612)
Intersegment eliminations	—	—	7	34	73

Core Managed Services net revenue (A)	$111,753	$113,456	$114,457	$115,778	$117,055
Average Core Managed Services customers (B)	52,625	54,379	56,106	57,763	59,110

Core Managed Services ARPU (A/B)	$708	$695	$680	$668	$660

	Six Months Ended Jun. 30,
	2010	2011
Reconciliation of Core Managed Services ARPU:
Total revenue	$222,268	$239,572
Cloud Services revenue	—	(6,846)
Intersegment eliminations	—	107

Core Managed Services net revenue (A)	$222,268	$232,833
Average Core Managed Services customers (B)	51,861	58,319

Core Managed Services ARPU (A/B)	$714	$665

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